Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Record Q4 and FY 2026 Results Driven by Cloud Infrastructure & Cloud Applications

•
Record Remaining Performance Obligations grew $85 billion in Q4 from $553 billion to $638 billion
•
Record Q4 Earnings per Share GAAP up 21% USD to $1.45, non-GAAP up 24% USD to $2.111
•
Record Q4 Total Revenues $19.2 billion, up 21% USD, and up 20% constant currency
•
Record Q4 Total Cloud Revenues $9.9 billion, up 47% USD, and up 46% constant currency
o
Q4 Cloud Infra (IaaS) Revenue $5.8 billion, up 93% USD, and up 92% constant currency
o
Q4 Cloud Apps (SaaS) Revenue $4.1 billion, up 10% USD, and up 9% constant currency
•
Record FY 2026 Earnings per Share GAAP up 34% USD to $5.83, non-GAAP up 27% USD to $7.631
•
Record FY 2026 Total Revenues $67.4 billion, up 17% USD, and up 16% constant currency
•
Record FY 2026 Total Cloud Revenues $34.0 billion, up 39% USD, and up 37% constant currency
o
FY 2026 Cloud Infra (IaaS) Revenue $18.1 billion, up 77% USD, and up 75% constant currency
o
FY 2026 Cloud Apps (SaaS) Revenue $15.9 billion, up 11% USD, and up 10% constant currency

AUSTIN, Texas, June 10, 2026 -- Oracle Corporation (NYSE: ORCL) today announced another record quarter with strong revenue growth across its Cloud Infrastructure and Cloud Applications businesses. Total quarterly revenues increased 21% to $19.2 billion, reflecting broad-based demand for Oracle's industry-leading cloud technology and applications suites. Cloud revenues (IaaS + SaaS) increased 47% to $9.9 billion driven by 93% growth in Cloud Infrastructure (IaaS), and 10% growth in Cloud Applications (SaaS). Software revenues were down 2% to $6.8 billion, reflecting our customers’ continuing migration from on-premise software to the Cloud. Services revenues were $1.5 billion, up 13%, and Hardware revenues were $0.9 billion, up 9%.

Oracle generated Q4 GAAP operating income of $6.1 billion, up 20%, while non-GAAP operating income rose to a record $8.6 billion, up 22%, driven by strong revenue growth and operating efficiency actions taken during the quarter. GAAP net income available to common shareholders reached $4.2 billion, up 23%, and non-GAAP net income available to common shareholders grew to $6.2 billion, up 26%. Q4 GAAP earnings per share increased to $1.45, up 21%, and non-GAAP earnings per share climbed to $2.111, up 24%.

Financial Results for FY 2026

Fiscal year 2026 total revenues were up 17% to a record $67.4 billion. Cloud revenues increased 39% to $34.0 billion. Software revenues were down 1% to $24.5 billion. Services revenues were $5.7 billion, up 10%, and Hardware revenues were $3.1 billion, up 5%.

Fiscal year 2026 GAAP operating income was $20.6 billion, up 17%, and non-GAAP operating income rose to a record $28.9 billion, up 16%. GAAP net income available to common shareholders reached $17.0 billion, up 36%, while non-GAAP net income available to common shareholders grew to $22.2 billion, up 29%. GAAP earnings per share increased to $5.83, up 34%, while non-GAAP earnings per share climbed to $7.631, up 27%.

Oracle’s strong operating income translated to record fiscal year operating cash flow of $32.0 billion, up 54%. Free cash flow was negative $23.7 billion for fiscal year 2026 as Oracle continued to execute on investments to support the growth of its Cloud Infrastructure business.

Remaining Performance Obligations

Remaining Performance Obligations, or RPO, ended the quarter at $638 billion, up 363% USD year-over-year and up $85 billion sequentially from the end of Q3.

Most of the RPO increase in both Q3 and Q4 were large scale AI contracts where the customer prepaid Oracle for the purchase of the GPUs, or the customer bought and supplied the GPUs to Oracle. The prepaid and customer supplied hardware portions of our large AI contracts now total $75 billion. This substantially reduces the amount of capital Oracle must raise to build out our AI datacenters.

Capital Investment Program and Capital Funding

Oracle’s capital investment program supports the pursuit of unprecedented opportunities in AI Cloud Infrastructure as described at our most recent Financial Analyst Meeting. In fiscal year 2026, Oracle raised $43 billion in debt financing and $5 billion in equity financing. In fiscal year 2027, Oracle expects to raise approximately $40 billion through a combination of debt and equity financing including its previously announced $20 billion at-the-market equity issuance. Oracle does not expect to issue additional debt in calendar year 2026.

Guidance for Q1 FY 2027

Oracle is providing the following forward-looking guidance for Q1 FY 2027:

•
Total Revenues are expected to grow from 27% to 29% in both constant currency and USD.
•
Total Cloud revenue is expected to grow between 57% and 63% in constant currency and is expected to grow between 58% and 64% in USD.
•
Non-GAAP earnings per share is expected to grow between 16% and 19% and be between $1.71 and $1.75 in constant currency and grow between 17% and 20% and be between $1.72 and $1.76 in USD.

Guidance for Full FY 2027

For fiscal year 2027, we confirm our prior revenue guidance of $90 billion total revenue and raise our non-GAAP EPS guidance to $8.05, which is growth of 18%1 after adjusting for the one-time events of selling our Ampere chip business and Bloom Energy warrants in fiscal year 2026.

AI Market and Technology Evolution

The large increases in Oracle’s RPO and revenue are driven by the growing demand for cloud infrastructure for AI training and inferencing. Oracle is building datacenters that are intended to use clean energy from natural gas fuel cells to generate electricity with minimal emissions. Other innovations in the areas of high-performance networking, advanced security and autonomous software have made Oracle the world’s fastest growing provider of cloud datacenters.

Our database and applications businesses are both benefiting from Oracle’s early adoption of AI. The Oracle Multicloud AI Database grew 404% in Q4—making it our fastest growing business ever. The Oracle Health application suite will soon include a completely new AI version of the Cerner hospital and clinic patient care management system. We expect this new AI patient care management system to push the growth rate of the overall Oracle Health business to double-digits in fiscal year 2027. And this is just the beginning of the expansion of the Oracle Health business.

We believe AI is about to completely revolutionize healthcare. Improvements in patient care are expected to yield much better patient outcomes, while dramatically lowering the cost of healthcare throughout the world. Oracle Health AI systems will allow doctors to spend less time with computers and more time with patients. AI molecular design models are expected to enable researchers to accelerate the development of life-saving drugs. Oracle’s new AI clinical trial system is designed to enable regulators to rapidly review and approve clinical trial test results enabling patients to get access to new drugs sooner. AI will make healthcare better, more accessible, and less expensive.

Common Stock Quarterly Dividend

The board of directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 10, 2026, with a payment date of July 24, 2026.

Footnotes

1 – Q4 and FY 2026 results include one-time net investment gains from certain transactions. Excluding these investment gains, Q4 non-GAAP EPS would be $2.03, up 20% in USD and up 18% in constant currency and FY 2026 non-GAAP EPS would be $6.83, up 13% in USD and up 11% in constant currency. Excluding these same investment gains, FY 2027 non-GAAP EPS growth would be 18%.

Other Information

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including statements regarding expected future revenues, cloud revenue growth, earnings per share, remaining performance obligations, future customer demand for AI and cloud infrastructure services, future capital expenditures and financing requirements, planned debt and equity financing activities, planned datacenter expansion and technology deployment, future product offerings and enhancements, anticipated benefits of AI technologies and AI-enabled healthcare solutions, expected growth of Oracle Health, future market opportunities and future dividend payments are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components such as graphic processing units; our ability to anticipate, plan for, secure and manage datacenter capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; business volatility and risks associated with government contracting; economic, political and market conditions, including tariffs and trade wars; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of June 10, 2026. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2026	% of Revenues	2025	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$9,913	52%	$6,737	43%	47%	46%
Software	6,824	35%	6,968	44%	(2%)	(3%)
Hardware	924	5%	850	5%	9%	7%
Services	1,523	8%	1,348	8%	13%	12%
Total revenues	19,184	100%	15,903	100%	21%	20%
OPERATING EXPENSES
Cloud and software	5,224	27%	3,343	21%	56%	56%
Hardware	293	2%	252	2%	16%	13%
Services	1,155	6%	1,145	7%	1%	0%
Sales and marketing	2,068	11%	2,306	15%	(10%)	(12%)
Research and development	2,613	14%	2,654	17%	(2%)	(1%)
General and administrative	444	2%	467	3%	(5%)	(5%)
Amortization of intangible assets	431	2%	544	3%	(21%)	(21%)
Restructuring and other	823	4%	83	0%	899%	901%
Total operating expenses	13,051	68%	10,794	68%	21%	20%
OPERATING INCOME	6,133	32%	5,109	32%	20%	18%
Interest expense	(1,438)	(8%)	(978)	(6%)	47%	47%
Non-operating income, net	675	4%	20	0%	*	*
INCOME BEFORE INCOME TAXES	5,370	28%	4,151	26%	29%	27%
Provision for income taxes	1,066	6%	724	4%	47%	45%
NET INCOME	$4,304	22%	$3,427	22%	26%	23%
Preferred stock dividends	81		—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,223		$3,427
EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$1.47		$1.22
Diluted	$1.45		$1.19
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,878		2,805
Diluted	2,915		2,871

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2026 compared with the corresponding prior year period increased our total revenues by 1 percentage point, total operating expenses by 1 percentage point and operating income by 2 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q4 FISCAL 2026 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2026 GAAP	Adj.	2026 Non-GAAP	2025 GAAP	Adj.	2025 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$19,184	$—	$19,184	$15,903	$—	$15,903	21%	21%	20%	20%
TOTAL OPERATING EXPENSES	$13,051	$(2,457)	$10,594	$10,794	$(1,926)	$8,868	21%	19%	20%	19%
Stock-based compensation (3)	1,203	(1,203)	—	1,299	(1,299)	—	(7%)	*	(7%)	*
Amortization of intangible assets (4)	431	(431)	—	544	(544)	—	(21%)	*	(21%)	*
Restructuring and other	823	(823)	—	83	(83)	—	899%	*	901%	*
OPERATING INCOME	$6,133	$2,457	$8,590	$5,109	$1,926	$7,035	20%	22%	18%	21%
OPERATING MARGIN %	32%		45%	32%		44%	(16) bp.	54 bp.	(42) bp.	44 bp.
INCOME TAX EFFECTS (5)	$1,066	$527	$1,593	$724	$472	$1,196	47%	33%	45%	32%
NET INCOME	$4,304	$1,930	$6,234	$3,427	$1,454	$4,881	26%	28%	23%	26%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,223	$1,930	$6,153	$3,427	$1,454	$4,881	23%	26%	21%	25%
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1.45		$2.11	$1.19		$1.70	21%	24%	19%	23%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,915	—	2,915	2,871	—	2,871	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2026			Three Months Ended May 31, 2025
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$144	$(144)	$—	$150	$(150)	$—
Hardware	6	(6)	—	7	(7)	—
Services	52	(52)	—	52	(52)	—
Sales and marketing	185	(185)	—	200	(200)	—
Research and development	705	(705)	—	737	(737)	—
General and administrative	111	(111)	—	153	(153)	—
Total stock-based compensation	$1,203	$(1,203)	$—	$1,299	$(1,299)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of May 31, 2026 was as follows:

Fiscal 2027	$731
Fiscal 2028	694
Fiscal 2029	620
Fiscal 2030	582
Fiscal 2031	377
Thereafter	225
Total intangible assets, net	$3,229

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 19.8% and 17.5% in the fourth quarter of fiscal 2026 and 2025, respectively, and an effective non-GAAP tax rate of 20.4% and 19.7% in the fourth quarter of fiscal 2026 and 2025, respectively. The difference in our GAAP and non-GAAP tax rates in each of the fourth quarters of fiscal 2026 and 2025 was primarily due to the net tax effects related to stock-based compensation expense, restructuring and other expense, including the tax effects on amortization of intangible assets, and, final remeasurement impact of the U.S. One, Big, Beautiful Bill Act primarily related to the remeasurement of a deferred tax liability previously recorded during 2021, as part of our legal entity structure, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2026 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2026	% of Revenues	2025	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$33,989	51%	$24,506	43%	39%	37%
Software	24,541	36%	24,724	43%	(1%)	(3%)
Hardware	3,084	5%	2,936	5%	5%	3%
Services	5,743	8%	5,233	9%	10%	8%
Total revenues	67,357	100%	57,399	100%	17%	16%
OPERATING EXPENSES
Cloud and software	17,597	26%	11,569	20%	52%	51%
Hardware	868	1%	782	1%	11%	8%
Services	4,556	7%	4,576	8%	0%	(2%)
Sales and marketing	8,331	12%	8,651	15%	(4%)	(5%)
Research and development	10,272	15%	9,860	17%	4%	4%
General and administrative	1,618	2%	1,602	3%	1%	0%
Amortization of intangible assets	1,671	3%	2,307	4%	(28%)	(28%)
Restructuring and other	1,838	3%	374	1%	391%	384%
Total operating expenses	46,751	69%	39,721	69%	18%	17%
OPERATING INCOME	20,606	31%	17,678	31%	17%	13%
Interest expense	(4,599)	(7%)	(3,578)	(6%)	29%	29%
Non-operating income, net	3,547	5%	60	0%	*	*
INCOME BEFORE INCOME TAXES	19,554	29%	14,160	25%	38%	33%
Provision for income taxes (2)	2,467	4%	1,717	3%	44%	39%
NET INCOME	$17,087	25%	$12,443	22%	37%	32%
Preferred stock dividends	103		—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$16,984		$12,443
EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$5.94		$4.46
Diluted	$5.83		$4.34
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,860		2,789
Diluted	2,914		2,866

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2026 compared with the corresponding prior year period increased our total revenues by 1 percentage point, total operating expenses by 1 percentage point and operating income by 4 percentage points.
(2)
Provision for income taxes for the year ended May 31, 2026 includes the impact of the U.S. One, Big, Beautiful Bill Act, which was signed into law on July 4, 2025.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2026 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2026 GAAP	Adj.	2026 Non-GAAP	2025 GAAP	Adj.	2025 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$67,357	$—	$67,357	$57,399	$—	$57,399	17%	17%	16%	16%
TOTAL OPERATING EXPENSES	$46,751	$(8,320)	$38,431	$39,721	$(7,355)	$32,366	18%	19%	17%	17%
Stock-based compensation (3)	4,811	(4,811)	—	4,674	(4,674)	—	3%	*	3%	*
Amortization of intangible assets (4)	1,671	(1,671)	—	2,307	(2,307)	—	(28%)	*	(28%)	*
Restructuring and other	1,838	(1,838)	—	374	(374)	—	391%	*	384%	*
OPERATING INCOME	$20,606	$8,320	$28,926	$17,678	$7,355	$25,033	17%	16%	13%	13%
OPERATING MARGIN %	31%		43%	31%		44%	(21) bp.	(67) bp.	(68) bp.	(93) bp.
INCOME TAX EFFECTS (5)	$2,467	$3,070	$5,537	$1,717	$2,514	$4,231	44%	31%	39%	28%
NET INCOME	$17,087	$5,250	$22,337	$12,443	$4,841	$17,284	37%	29%	32%	26%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$16,984	$5,250	$22,234	$12,443	$4,841	$17,284	36%	29%	32%	26%
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$5.83		$7.63	$4.34		$6.03	34%	27%	30%	24%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,914	—	2,914	2,866	—	2,866	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2026			Year Ended May 31, 2025
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$622	$(622)	$—	$609	$(609)	$—
Hardware	27	(27)	—	29	(29)	—
Services	210	(210)	—	202	(202)	—
Sales and marketing	759	(759)	—	757	(757)	—
Research and development	2,805	(2,805)	—	2,638	(2,638)	—
General and administrative	388	(388)	—	439	(439)	—
Total stock-based compensation	$4,811	$(4,811)	$—	$4,674	$(4,674)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of May 31, 2026 was as follows:

Fiscal 2027	$731
Fiscal 2028	694
Fiscal 2029	620
Fiscal 2030	582
Fiscal 2031	377
Thereafter	225
Total intangible assets, net	$3,229

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 12.6% and 12.1% in fiscal 2026 and 2025, respectively, and an effective non-GAAP tax rate of 19.9% and 19.7% in fiscal 2026 and 2025, respectively. The difference in our GAAP and non-GAAP tax rates in each of fiscal 2026 and 2025 was primarily due to the net tax effects related to stock-based compensation expense; and restructuring and other expense, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure; and, for fiscal 2026, the impact of the U.S. One, Big, Beautiful Bill Act (refer to Appendix A for additional information).

*	Not meaningful

ORACLE CORPORATION

FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2026	May 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$31,289	$10,786
Marketable securities	605	417
Trade receivables, net	10,385	8,558
Prepaid expenses and other current assets	4,288	4,818
Total Current Assets	46,567	24,579
Non-Current Assets:
Property, plant and equipment, net	99,957	43,522
Operating lease right-of-use assets	29,690	13,145
Goodwill	62,261	62,207
Deferred tax assets	11,541	11,877
Other non-current assets	11,743	13,031
Total Non-Current Assets	215,192	143,782
TOTAL ASSETS	$261,759	$168,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$7,199	$7,271
Accounts payable	10,977	5,113
Accrued compensation and related benefits	2,225	2,243
Deferred revenues	9,916	9,387
Other current liabilities	11,447	8,629
Total Current Liabilities	41,764	32,643
Non-Current Liabilities:
Notes payable and other borrowings, non-current	122,342	85,297
Income taxes payable	11,771	10,269
Operating lease liabilities	26,648	11,536
Other non-current liabilities	16,178	7,647
Total Non-Current Liabilities	176,939	114,749
Stockholders’ Equity	43,056	20,969
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$261,759	$168,361

ORACLE CORPORATION

FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2026	2025
Cash Flows From Operating Activities:
Net income	$17,087	$12,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,623	3,867
Amortization of intangible assets	1,671	2,307
Deferred income taxes	(917)	(1,637)
Stock-based compensation	4,811	4,674
Gains from investments and other, net	(2,433)	667
Changes in operating assets and liabilities:
Increase in trade receivables, net	(2,190)	(653)
Decrease in prepaid expenses and other assets	2,179	266
Decrease in accounts payable and other liabilities	(240)	(608)
Decrease in income taxes payable	(256)	(659)
Increase in deferred revenues from customer prepayments with significant financing component	4,592	—
Increase in other deferred revenues	50	154
Net cash provided by operating activities	31,977	20,821
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(2,039)	(1,272)
Proceeds from sales and maturities of marketable securities and other investments	5,848	776
Capital expenditures	(55,663)	(21,215)
Net cash used for investing activities	(51,854)	(21,711)
Cash Flows From Financing Activities:
Proceeds from issuances of common stock	1,449	653
Payments for repurchases of common stock	(95)	(600)
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(111)	(900)
Proceeds from issuances of mandatory convertible preferred stock, net of issuance costs	4,954	—
Payments of dividends to stockholders	(5,787)	(4,743)
(Repayments of) proceeds from issuances of commercial paper, net	(2,285)	1,889
Proceeds from short-term financing related to capital expenditures, net	3,345	1,422
Proceeds from issuances of senior notes, term loan credit agreements and other borrowings, net of issuance costs	46,093	19,548
Repayments of senior notes, term loan credit agreements and other borrowings	(6,942)	(15,841)
Other financing activities, net	(337)	(330)
Net cash provided by financing activities	40,284	1,098
Effect of exchange rate changes on cash and cash equivalents	96	124
Net increase in cash and cash equivalents	20,503	332
Cash and cash equivalents at beginning of period	10,786	10,454
Cash and cash equivalents at end of period	$31,289	$10,786

ORACLE CORPORATION

FISCAL 2026 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING FOUR-QUARTERS (1)

($ in millions)

	Fiscal 2025				Fiscal 2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$19,126	$20,287	$20,745	$20,821	$21,534	$22,296	$23,514	$31,977

Capital Expenditures	(7,855)	(10,745)	(14,933)	(21,215)	(27,414)	(35,477)	(48,250)	(55,663)

Free Cash Flow	$11,271	$9,542	$5,812	$(394)	$(5,880)	$(13,181)	$(24,736)	$(23,686)

Operating Cash Flow % Growth over prior year	8%	19%	14%	12%	13%	10%	13%	54%

Free Cash Flow % Growth over prior year	19%	(6%)	(53%)	*	*	*	*	*

GAAP Net Income	$10,976	$11,624	$12,160	$12,443	$12,441	$15,425	$16,210	$17,087

Operating Cash Flow as a % of Net Income	174%	175%	171%	167%	173%	145%	145%	187%

Free Cash Flow as a % of Net Income	103%	82%	48%	(3%)	(47%)	(85%)	(153%)	(139%)

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing four-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2026 FINANCIAL RESULTS

NET CASH OUTLAY FOR CAPITAL EXPENDITURES - TRAILING FOUR-QUARTERS (1)

($ in millions)

	Fiscal 2025				Fiscal 2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Capital Expenditures	$(7,855)	$(10,745)	$(14,933)	$(21,215)	$(27,414)	$(35,477)	$(48,250)	$(55,663)

Less: Other Short-Term Financing Cash Flow Related to Capital Expenditures (2)	—	—	—	1,422	3,380	2,620	4,089	3,345

Less: Customer Prepayments with Significant Financing Component for Capital Expenditures (3)	—	—	—	—	—	—	—	4,592

Net Cash Outlay for Capital Expenditures	$(7,855)	$(10,745)	$(14,933)	$(19,793)	$(24,034)	$(32,857)	$(44,161)	$(47,726)

(1)
To supplement our cash flow for capital expenditures presented in our statements of cash flows in accordance with GAAP, we provide net cash outlay for capital expenditures on a trailing four-quarter basis. Net cash outlay for capital expenditures is defined as capital expenditures, less (1) other short-term financing cash flow related to capital expenditures and (2) customer prepayments with significant financing component for capital expenditures. We believe this supplemental presentation of net cash outlay for capital expenditures is useful because it provides additional information about the cash requirement for funding of our capital expenditures and is used by management when forecasting expected capital expenditures.
(2)
Represents other short-term financing cash flows related to capital expenditures as reported in cash flows from financing activities in our statements of cash flows. We use third-party manufacturing partners to produce most of our cloud infrastructure assets and in some cases supply them with components purchased directly from suppliers. Certain of these arrangements result in a portion of the cash received from and paid to third-party manufacturers presented within financing activities in our statements of cash flows.
(3)
Represents customer prepayments with significant financing component as reported in cash flows from operating activities in our cash flow statements presented in accordance with GAAP.

ORACLE CORPORATION

FISCAL 2026 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186	$7,977	$8,914	$9,913	$33,989
Software license	870	1,195	1,129	2,007	5,201	766	939	1,150	1,881	4,737
Software support	4,896	4,869	4,797	4,961	19,523	4,955	4,938	4,969	4,943	19,804
Software	5,766	6,064	5,926	6,968	24,724	5,721	5,877	6,119	6,824	24,541
Hardware	655	728	703	850	2,936	670	776	714	924	3,084
Services	1,263	1,330	1,291	1,348	5,233	1,349	1,428	1,443	1,523	5,743
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926	$16,058	$17,190	$19,184	$67,357
AS REPORTED REVENUE GROWTH RATES
Cloud	21%	24%	23%	27%	24%	28%	34%	44%	47%	39%
Software license	7%	1%	(10%)	9%	2%	(12%)	(21%)	2%	(6%)	(9%)
Software support	0%	0%	(2%)	1%	0%	1%	1%	4%	0%	1%
Software	1%	0%	(4%)	3%	0%	(1%)	(3%)	3%	(2%)	(1%)
Hardware	(8%)	(4%)	(7%)	1%	(4%)	2%	7%	2%	9%	5%
Services	(9%)	(3%)	(1%)	(2%)	(4%)	7%	7%	12%	13%	10%
Total revenues	7%	9%	6%	11%	8%	12%	14%	22%	21%	17%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud	22%	24%	25%	27%	24%	27%	33%	41%	46%	37%
Software license	8%	3%	(8%)	8%	3%	(13%)	(23%)	(2%)	(6%)	(10%)
Software support	0%	0%	0%	0%	0%	(1%)	0%	0%	(1%)	(1%)
Software	1%	0%	(2%)	2%	1%	(2%)	(5%)	(1%)	(3%)	(3%)
Hardware	(8%)	(3%)	(5%)	0%	(4%)	1%	5%	(2%)	7%	3%
Services	(8%)	(3%)	1%	(2%)	(3%)	5%	6%	8%	12%	8%
Total revenues	8%	9%	8%	11%	9%	11%	13%	18%	20%	16%
CLOUD REVENUES BY OFFERINGS
Cloud applications	$3,469	$3,503	$3,558	$3,742	$14,272	$3,839	$3,898	$4,026	$4,126	$15,888
Cloud infrastructure	2,154	2,434	2,652	2,995	10,234	3,347	4,079	4,888	5,787	18,101
Total cloud revenues	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186	$7,977	$8,914	$9,913	$33,989
AS REPORTED REVENUE GROWTH RATES
Cloud applications	10%	10%	9%	12%	10%	11%	11%	13%	10%	11%
Cloud infrastructure	45%	52%	49%	52%	50%	55%	68%	84%	93%	77%
Total cloud revenues	21%	24%	23%	27%	24%	28%	34%	44%	47%	39%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud applications	10%	10%	10%	11%	10%	10%	11%	11%	9%	10%
Cloud infrastructure	46%	52%	51%	52%	51%	54%	66%	81%	92%	75%
Total cloud revenues	22%	24%	25%	27%	24%	27%	33%	41%	46%	37%
GEOGRAPHIC REVENUES
Americas	$8,372	$8,933	$9,000	$10,034	$36,339	$9,662	$10,467	$11,361	$12,988	$44,478
Europe/Middle East/Africa	3,228	3,381	3,421	3,996	14,025	3,481	3,760	3,964	4,093	15,297
Asia Pacific	1,707	1,745	1,709	1,873	7,035	1,783	1,831	1,865	2,103	7,582
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926	$16,058	$17,190	$19,184	$67,357

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025 and 2024 for the fiscal 2026 and fiscal 2025 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2026 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain significant expenses including stock-based compensation, expenses related to acquisitions, restructuring and certain other operating expenses, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. One, Big, Beautiful Bill Act:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Restructuring and other expenses: We have excluded the effect of restructuring and other expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our restructuring activities and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring and other expenses consist of employee severance costs and other exit costs related to our restructuring activities, certain asset impairment charges and certain other operating items, net. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

• Impact of the U.S. One, Big, Beautiful Bill Act (OBBBA): OBBBA was signed into law on July 4, 2025. We recorded a net tax expense of $933 million for the full year of fiscal 2026, primarily related to the remeasurement of a deferred tax liability previously recorded during fiscal 2021, as part of the partial realignment of our legal entity structure. We have excluded the impact of this charge from our non-GAAP income taxes and net income measures in fiscal 2026. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.